EXHIBIT 21
LIST OF SUBSIDIARIES
OF REDWOOD TRUST, INC.

Subsidiaries*	Jurisdiction of Incorporation or Organization

Redwood Asset Management, Inc.**	Delaware

Redwood Capital Trust I	Delaware

Redwood Commercial Mortgage Corporation***	Delaware

Redwood Residential Acquisition Corporation	Delaware

Redwood Subsidiary Holdings, LLC	Delaware

RWT Holdings, Inc.****	Delaware

RWT Securities, LLC	Delaware

Sequoia Mortgage Funding Corporation*****	Delaware

Sequoia Residential Funding, Inc.******	Delaware

RWT Financial, LLC	Delaware

*	In accordance with Item 601(b)(21)(ii) of Regulation S-K the names of certain subsidiaries have been omitted.
**
Redwood Asset Management, Inc. is the collateral manager of the following Acacia securitization entities: Acacia CDO 5, Ltd., Acacia CDO 7, Ltd., Acacia CDO 8, Ltd., Acacia CDO CRE 1, Ltd., Acacia CDO 9, Ltd., Acacia CDO 10, Ltd., Acacia CDO 11, Ltd., and Acacia CDO 12, Ltd. These Acacia CDO entities were organized in the Cayman Islands.

***
Certain commercial real estate related investments are financed by transferring (by sale) those investments to the following special purpose entities, each of which was organized in Delaware: RCMC 2012-CREL1, LLC; Redwood Commercial Financing (REIT) LLC; Redwood Commercial Financing (TRS) LLC and RCMC Senior Financing, LLC. The equity interests in RCMC 2012-CREL1, LLC are held by Redwood Trust, Inc. The equity interests in Redwood Commercial Financing (REIT) LLC, Redwood Commercial Financing (TRS) LLC and RCMC Senior Financing, LLC were transferred (by sale) by Redwood Trust, Inc. and Redwood Commercial Mortgage Corporation, respectively, to a third party (in connection with obtaining debt financing), subject to a repurchase agreement.

****
The following special purpose entities, each of which is organized in Delaware, are associated with residential risk sharing arrangements with Fannie Mae and Freddie Mac: RRAC SPV-FN Trust; RRAC SPV-FN2 Trust; and RRAC SPV-FRE Trust. The equity interests in each such entity are held by RWT Holdings, Inc.

*****
Sequoia Mortgage Funding Corporation is the depositor with respect to four Sequoia securitization trusts that are not listed in this exhibit, but we are required to consolidate the assets and liabilities of two of these trusts under GAAP for financial reporting purposes.

******
Sequoia Residential Funding, Inc. is the depositor with respect to more than 30 Sequoia securitization trusts that are not listed in this exhibit, but we are required to consolidate the assets and liabilities of certain of these trusts under GAAP for financial reporting purposes.